Exhibit 3.2 - Page 1

                                   EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 ALTHOUSE, INC.


FIRST:     That  Article  I of the Certificate of Incorporation be and it hereby is  amended  to  read  as  follows:

          RESOLVED, that the Certificate of Incorporation of Althouse, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

               The  name  of  the  Corporation  is  Brakes  Express,  Inc.

SECOND:     That  the  amendment  was  duly  adopted  in  accordance  with  the provisions of section 242 of the General Corporation Law of the State of Delaware.


     EXECUTED  this  4th  day  of  August,  1998.




/s/A.W.  Dugan
--------------
A.W.  Dugan,  President  and  Majority  Shareholder



/s/Jacque  N.  York
-------------------
Jacque  N.  York,  Secretary